UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
November 14, 2006
F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-31940	25-1255406

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One F.N.B. Boulevard Hermitage, Pennsylvania	16148

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 981-6000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
     We notified our employees by letter dated November 14, 2006 that, as a result of a change in the recordkeeping service provider for the F.N.B. Corporation Progress Savings 401(k) Plan (the “Plan”), there would be a blackout period that is scheduled to begin at 4:00 p.m., local time, on December 19, 2006 and to end during the week of January 14, 2007. During the blackout period, participants in the Plan will be unable to effect certain transactions with respect to their Plan accounts, including moving assets from one fund to another, taking a distribution or requesting a loan.
     As a result of this scheduled blackout period, on November 14, 2006, we sent a notice to our directors and executive officers informing them that during the blackout period they may not purchase, sell or otherwise acquire or transfer, directly or indirectly, any shares of the our common stock, including the exercise of stock options and derivative transactions. The directors and executive officers will receive a follow up notice informing them when the blackout period has ended. We provided the notice to the directors and executive officers pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR.
     A participant in the Plan may obtain, without charge, information regarding the blackout period, including the actual ending date of the blackout period, by contacting James G. Orie, Vice President and General Counsel, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, Pennsylvania 16148.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Notice to Directors and Executive Officers.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION

By:	/s/ Brian F. Lilly

Brian F. Lilly, Chief Financial Officer
Date: November 14, 2006